Exhibit 23.3

Consent of Independent Auditors

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 20, 2013 with respect to the financial statements of Breedlove & Associates, L.L.C. included in the Registration Statement (Form S-1) and the related Prospectus of Care.com, Inc. for the registration of shares of its common stock.

                                                                                                                   /s/ Ernst & Young LLP

San Antonio, Texas
November 19, 2013